
ACTIVE CLAIMS: Del Oro #3, 70, 73 & NP #127, 129, 133
to Winnemucca
approx. 40 km
NMP II PROPERTY
Del Oro Claims
NP Claims
3
73
70
133
129
127
29 28
32 33
31 32
32 33
RYE SHEAR
"RYE" GOLD RESOURCE
PRONTO PLATA MINE
TABLE MOUNTAIN
KINROSS
KM AREA
KV AREA
G AREAS
KINROSS
QUICK SILVER MINE (MERCURY)
MAIN ZONE
GOLDBANKS
MINE
28 MILLION TONS
@ 0.022 oz/ton Au
OPEN PIT
SHAFT
X P PROSPECT
GOLD OCCURENCE
FAULT
Mountain Peak
(elev in feet)
Kennecott
Drill Hole
Road
KINROSS
Diatreme-Marr
KINROSS Area of
Rock Geochemistry
KINROSS
Resource Area
KINROSS
ORE ZONE
KENNECOTT Rock Geochem
> 0.1 gram gold/tonne
KENNECOTT Rock Geochem
>1.0 gram gold/tonne
APPROX.
MAP AREA
WINNEMUCCA
RENO
LAS VEGAS
NEVADA MINE PROPERTIES II, INC.
DEL ORO PROJECT
Pershing County, Nevada
0
1
2
3
4
5
kilometers

FIGURE 1. Location Map, Gold Occurrences